Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Premier Laser Systems, Inc. of our report dated June 9, 1999, except for notes 2, 3 and 8, as to which the date is October 4, 1999, and the fourth paragraph on Note 1 as to which the date is February 17, 2000, appearing in the prospectus, which is part of this Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /s/ HASKELL & WHITE LLP


Irvine, California
February 18, 2000